EXHIBIT 23(a)



                     CONSENT OF INDEPENDENT ACCOUNTANTS


            We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 16, 1996 appearing on page F-1 of Deflecta-Shield Corporation's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-17 of such Annual Report on Form 10-K.


            /s/ Price Waterhouse LLP

            PRICE WATERHOUSE LLP

            Chicago, Illinois
            June 4, 1996.